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                                                                   EXHIBIT 10.13



                         PANHANDLE EASTERN CORPORATION
                    KEY EXECUTIVE DEFERRED COMPENSATION PLAN

                    (established effective January 1, 1994)


1.    Purpose.   Panhandle Eastern Corporation ("Company") currently maintains the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates ("ESP") which is an employee defined contribution/individual account plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). The Company recognizes that limitations imposed by Code Sections 401(a)(17), 401(k), 402(g) and 415 ("Code Limitations") may restrict the ability of key executives to fully participate in the benefits otherwise available under the ESP.

      According, the Company hereby establishes, effective January 1, 1994, the Panhandle Eastern Corporation Key Executive Deferred Compensation Plan ("Plan"), pursuant to which eligible employees may elect deferral of otherwise payable Base Salary and Annual Cash Bonus, whenever further deferrals under the ESP are prohibited by any of the Code Limitations, and, thereby, may become entitled to deferred Matching Company Contributions, and shall be credited with interest on deferred amounts, and shall subsequently become entitled to payment of all or part of the deferred amounts and credited interest. The Plan shall be an unfunded arrangement maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

      As used in the Plan, the term "Change in Control" shall mean a Change in Control of the Company. A Change in Control of the Company shall have occurred if: (1) a third party becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of directors of the Company; or (2) as a result of, or in connection with, any cash tender or exchange offer, merger or their business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (3) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise
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acquired by, any other entity or entities.  In no event shall the distribution by the Company to its shareholders of stock in a subsidiary be deemed a Change in Control.


2. Administration. The Company's Director, Compensation & Benefits is designated the Plan Administrator of the Plan. The Plan Administrator shall have full discretionary power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved to the Company, its Board of Directors, and its Chief Executive Officer. The Plan Administrator may adopt such procedures as he deems necessary or helpful in administering the Plan and may designate one or more employees of the Company to maintain the records of the Plan and to perform such other duties as are assigned by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall not act upon any matter which relates solely to his individual participation in the Plan, but shall refer such matter to the Chief Executive Officer of the Company.


3. Eligibility. Any officer of the Company who is eligible to participate in the Plan shall be designated as such by the Compensation/Succession/Nominating Committee of the Board of Directors of the Company. Any other employee of the Company or of any of its participating affiliated companies who is eligible to participate in the Plan shall be designated as such by the Chief Executive Officer of the Company. As a condition for participation in the Plan, the Plan Administrator shall require that any Plan eligible employee refrain from making after-tax contributions to the ESP whenever his Plan deferral election is effective to the ESP.


4. Participating Affiliates. Each of the Company's affiliated companies that has adopted the Plan shall be a participating affiliated company and shall be liable to the Company for Plan benefits attributable to its own employees and the Plan Administrator's determination as to the amount of any such liability shall be conclusive.





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5.    Company's Obligation.  Any Plan benefit shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Plan eligible employee nor his beneficiary(ies) or estate shall have any interest in any assets of the Company by virtue of the Plan. Nothing in this Section 5 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. This Section 5 shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. The establishment of the Plan and any setting aside of funds by the Company with which to discharge its obligations under the Plan shall not be deemed to create a trust. Legal and equitable title to any funds so set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future, and no payment shall be made under this Plan unless the Company is then solvent.


6. Accounts. At such time as a Plan eligible employee makes a Plan distribution election, the Plan Administrator shall establish, with respect to the Plan distribution election, a separate Plan Deferral Account in such employee's name and a separate Plan Matching Contribution Account in such employee's name. The Plan Administrator shall maintain any such account until the balance thereof has been adjusted to zero. A Plan Deferral Account shall be adjusted for any deferrals of Base Salary or Annual Cash Bonus credited to such account, interest credited to the balance of such account, and distributions of Plan benefits made from such account. A Plan Matching Contribution Account shall be adjusted for Plan matching contributions credited to such account, interest credited to the balance of such account, and distributions of Plan benefits made from (or the forfeiture of the balance of) such account.


7. Distribution Election. A Plan eligible employee may make a Plan distribution election at any time, by completing such form as the Plan Administrator has prescribed for such purpose and filing the completed form with the Plan Administrator. A Plan distribution election shall be irrevocable as to the Plan Deferral Account and the Plan Matching Account established with respect to such election. Until a subsequent Plan





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distribution election becomes applicable, a Plan distribution election shall apply to any Plan deferral of Base Salary otherwise payable on account of a period of employment beginning on or after, of Annual Cash Bonus otherwise payable on account of a period of performance beginning on or after, the first day of the month coinciding with or next following the later of (A) the date the completed Distribution Election form is received by the Plan Administrator, or (B) the effective date specified in the completed Distribution Election form, and shall apply to any Matching Contributions credited with respect to such Plan deferral.

      By a Plan distribution election, a Plan eligible employee may designate the manner in which all or any part of the balance of his respective Plan Deferral Account is to be distributed as Plan benefits during his employment, and shall designate the manner in the balances of his respective Plan Deferral Account and, unless forfeited, Plan Matching Contribution Account are to be distributed as Plan benefits following the termination, whether by death or otherwise, of his employment by the Company and all of its affiliated companies.


8. Deferral Election. A Plan eligible employee may from time to time elect, by completing such form as the Plan Administrator has prescribed for such purpose and filing the completed form with the Plan Administrator, to irrevocably defer to his respective Plan Deferral Account a designated whole percentage of from 1% to 15% of his future Base Salary and Annual Cash Bonus otherwise payable and determined without regard to deferrals to the Panhandle Eastern Corporation SelectPlan pursuant to Code Section 125, to the ESP pursuant to Code Section 401(k), and to this Plan. Until a subsequent Plan deferral election becomes applicable, or the eligible employee ceases to be designated as eligible to participate in the Plan, a Plan deferral election (A) shall apply to Base Salary otherwise payable on account of a calendar year of employment (or that part of the calendar year during which employed) beginning on or after, and with respect to Annual Cash Bonus otherwise payable on account of a period of performance beginning on or after, the first day of the month coinciding with or next following the later of (i) the date the completed Deferral Election form is





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received by the Plan Administrator, or (ii) the effective date specified in the completed Deferral Election form, and (B) shall be effective whenever the eligible employee is precluded by any of the Code Limitations from making deferrals to the ESP pursuant to Code Section 401(k).

      The Plan eligible employee's respective Plan Deferral Account shall be credited as of the last day of a month with any amounts which but for the Plan deferral election would have been paid to the Plan eligible employee during the month.


9. Matching Contributions. At any time during a particular calendar year that a Plan eligible employee is precluded from receiving matching contributions under the ESP and his respective Plan Deferral Account is credited with a deferral, his corresponding Plan Matching Contribution Account shall be credited with a Matching Contribution in an amount equal to 110% of the amount of such deferral or, if less, the maximum portion thereof, which when added to the sum of his accumulated matched deferrals under the Plan during the calendar year plus his accumulated deferrals and after-tax contributions that have been matched (determined on the basis that matching under the ESP takes priority over matching under the Plan) under the ESP during the calendar year, does not exceed the product obtained by multiplying his Base-Salary and Annual Cash Bonus (determined without regard to deferrals pursuant to ESP, the Panhandle Eastern Corporation SelectPlan and the Plan) payable for the completed portion of the calendar year by the following percentage:

 Plan eligible employee's full years of vesting service under the Retirement Income Plan of Panhandle Eastern Corporation and Participating
 Affiliates.

                      Less than 5                               4%

                         5 - 9                                  5%

                       10 or more                               6%





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10.   Interest.  Each Plan Deferral Account and Plan Matching Contributions
Account shall be credited with interest as of the last day of each month. For purposes of interest compounding, interest credited during a calendar year will not be considered part of an account balance until the first day of the succeeding calendar year. Otherwise, interest shall be computed on the amount by which the account's opening balance for the month exceeds the sum of any distributions paid during the month with respect to the account. The annual interest rate in effect for a particular calendar year shall be Moody's Seasoned Baa Corporate Bond Yield Index for the "Week Ending" with the final Friday of the preceding November, as reported in the Federal Reserve statistical release H.15, and shall be applied monthly at 1/12 of that rate.


11. Forfeiture. In the event that a Plan eligible employee's employment with the Company and all its affiliated companies terminates before such individual has become eligible to elect an immediately payable Normal Retirement Benefit or Early Retirement Benefit under the Retirement Income Plan of Panhandle Eastern Corporation and Participating Affiliates and, irrespective of whether such employment was actually terminated by such individual, the Company notifies the Plan Administrator in writing that the Company, in its sole discretion, has determined that the Plan eligible employee has acted in a manner contrary to the Company's best interests, all balances in the individual's Plan Matching Contribution Accounts shall immediately be forfeited. No such forfeiture may be imposed following a Change in Control.


12. Distributions. Distributions from the balance of a Plan Deferral Account or unforfeited Plan Matching Contribution Account shall be made in accordance with the respective Plan distribution election and shall be referred to as Plan benefits. In the event that at that time any Plan benefit, including any Plan benefit installment, is to be paid, the Plan eligible employee is deceased, the Plan benefit or Plan benefit installment shall be paid to the Plan eligible employee's beneficiary or beneficiaries.

      A Plan eligible employee may, at any time, designate any person(s) as his beneficiary(ies) to whom any Plan benefit or benefit installment that becomes payable after the Plan eligible employee's death shall be paid. The Plan eligible employee shall make such designation, or any superseding designation, by completing





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such form as may be prescribed by the Plan Administration for such purpose and filing the completed form with the Plan Administrator prior to the Plan eligible employee's death. In the absence of an effective beneficiary designation, the beneficiary of a Plan eligible employee shall be his surviving spouse or, if there is no surviving spouse, the Plan eligible employee's estate.

      In the event that a Plan benefit is to be paid to a Plan eligible employee or to the beneficiary of a deceased Plan eligible employee and if at such time the Plan eligible employee has outstanding any debt, obligation or other liability representing an amount owing to the Company or any of its affiliated companies, then the Company may offset such amount owed by the Plan eligible employee against the Plan benefit to be paid. No such offset may be imposed following a Change in Control.

      To the extent required by applicable law, the Company shall make appropriate withholdings from Plan benefit payments.


13. Amendment and Termination. The Company by written instrument, authorized by action of its Board of Directors, may amend or terminate the Plan in any manner and at any time, provided, that no such change shall adversely apply to any amounts to be credited to a Plan Deferral Account or Plan Matching Contribution Account prior to the date written notice of the change has been provided to the respective Plan eligible employee and that no such change shall adversely affect the continued crediting of interest pursuant to Section 10 upon accounts balances attributable to such amounts.


14. Nonassignability. Neither a Plan eligible employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No balance of Plan Deferral Account or Plan Matching Contribution Account payable shall, prior to actual Plan benefit payment,





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be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Plan eligible employee or any other person, nor be transferable by operation of law in the event of the Plan eligible employee's or any other person's bankruptcy or insolvency.


15. Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of the Company or any of its affiliated companies.


16. Procedures for Claims for Benefits and for Review of Denied Claim. Any claim for Plan benefits must be in writing and directed to the Plan Administrator and must be made no later than ninety (90) days after the Plan benefit is claimed to be payable on account of the Plan eligible employee's termination of employment with the Company and all of its affiliates companies. If a claimant has made a claim for Plan benefits and any portion of the claim is denied, the claimant will receive a written notice from the Plan Administrator. The notice will state the specific reasons for the denial and specific reference to pertinent Plan provisions upon which the denial was based. Also, it will give a description of any additional information or material necessary to complete your claim and an explanation of why such information or material is necessary. Finally, the notice will provide appropriate information on the steps to take if the claimant wishes to submit the claim for review.

      A claim will be deemed denied if the claimant does not receive notification within 90 days after the Plan Administrator's receipt of the claim, plus any extension of time for processing the claim, not to exceed 90 additional days, as special circumstances require. Prior to the expiration of the initial 90 days, the claimant must be given a written notice that an extension is necessary, and the claimant must be informed of the special circumstances requiring the extension and date by which the claimant can expect a decision regarding the claim.





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      Within 60 days after the date of written notice denying any benefits or the date the claim is deemed denied, the claimant or the claimant's authorized representative may write to the Plan Administrator requesting a review of that decision. The request for review must contain an explanation of why the claimant believes the decision regarding the claim is incorrect, and must include such issues, comments, documents and other evidence the claimant wishes considered in the review. The claimant may also review pertinent documents in the Plan Administrator's possession. The Plan Administrator will make a final determination with respect to the request for review as soon as practicable. The Plan Administrator will advise the claimant of the determination in writing and will set forth the specific reasons for the determination and the specific references to any pertinent Plan provision upon which the determination is based.

      A request will be deemed denied on review if the Plan Administrator fails to give the claimant a written notice of final determination within 60 days after receipt of the request for review, plus any extension of time for completing the review, not to exceed 60 additional days, as special circumstances require. Prior to the expiration of the initial 60 days, the Plan Administrator must advise the claimant in writing if any extension is necessary, stating the special circumstances requiring the extension and the date by which the claimant can expect a decision regarding the review of the claim.


17. Successors, Mergers or Consolidation: The Plan shall inure to the benefit of and be binding upon: (i) the Company, and its successor and assigns, including without limitation, any person, organization or corporation which may acquire all or substantially all of the assets and business of the Company, or any corporation into which the Company may be merged or consolidated; and (ii) the Plan eligible employee and his heirs, executors, administrators and legal representative.


18. Construction: Except to the extent preempted by ERISA, the Plan shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Texas.





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      IN WITNESS WHEREOF, Panhandle Eastern Corporation has caused its duly authorized officer to execute this document on its behalf, this 22nd day of December 1993.

                                      PANHANDLE EASTERN CORPORATION

                                      By:  /s/
                                          -------------------------

                                      Its: Senior Vice President





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